Exhibit 10.9

Power of Attorney

The principal, Song Shuizhen (ID Number 360502196011188029) hereby designates Zhong Jiang (ID Number 360502198212200417) as the sole and irrevocable special authorized representative, responsible for matters of signing and performing technological cooperation agreements on the patent of the principal (a tracheal tube kit capable of pulverization and dosing by tube wall fan spraying concurrently, with Patent Number ZL201920793050.8). The authorization is permanent.

Principal (Signature): Song Shuizhen (Signature)

Trustee (Signature): Zhong Jiang (Signature)

18 August, 2020

Technological Cooperation Agreement

Party A: Jiangsu Huadong Medical Equipment Business Co., Ltd.

Legal Representative: Liu Yongjun

Party B: Zhong Jiang (Signature)

In accordance with relevant provisions of the Contract Law of the People’s Republic of China, Party A and Party B, based on the principle of long-term equal cooperation and mutual benefits, reach the following agreement, for the purpose of establishing a direct alliance between technological R&D and production to convert technology into products for the market and create sound economic and social benefits.

I. Objective of Cooperation

The cooperation aims to promote the industrialization of science and technology, give full play to the extensive market resources of Party A and the scientific research capability of Party B, form a direct alliance between technological R&D and production and market operation.

II. Cooperative Project and Product

On the basis of the current disposable tracheal intubation product of Party A, new functions are supplemented: humidification and dosing functions.

III. Responsibilities and Obligations of Party A

1. Party A is responsible for increasing the input of molds, equipment, and testing instruments for the product, based on its existing plant, equipment, production and testing capacity, and marketing network.

2. Party A, as the subject of the product operation and the cooperation between the two sides, is responsible for applying for registration license and production license, and for market development and advertising of the product.

3. Party A shall make the advance payment for the production process and market development.

IV. Responsibilities and Obligations of Party B

1. Party B shall transfer the utility model patent of the product (a tracheal tube kit capable of pulverization and dosing by tube wall fan spraying concurrently, with Patent Number ZL201920793050.8) to Party A with compensation.

2. Party B shall assist Party A in applying for the registration license, provide technical documents and other application materials free of charge, including relevant information required for clinical practices, and assist Party A in product advertising.

3. Party B may not transfer the patent of technology of the product to any third party.

V. Distribution of Profits

1. Through friendly negotiations between the parties, Party B, with contributions to patent and technology of the product, enjoys the dividend amounting to 25% of the after-tax profits of the product, while Party A enjoys the dividend of 75% of the after-tax profits. The amount of profits of the product equals to: gross sales minus costs minus tax.

2. Since the date of cooperation, Party B shall receive its dividend annually on 31 December every year. Party B’s share of 25% of the profits shall be directly transferred to the personal bank account designated by Party B.

3. Incomes and expenditure of the product under the cooperation shall be accounted separately. Before the distribution of dividends, Party B has the right to send representatives (Party B itself or any third-party audit agency or professionals with audit knowledge being entrusted) to Party A’s company to audit the account. Party B shall inform Party A of account auditing three days in advance. Party A shall timely and completely prepare and provide all the account books for the audit. Where Party A refuses the audit, or to provide account books, or to provide complete account books, or where the account cannot be audited due to the incompletion of account books, or where the account books prove to be unfaithful after being audited, Party B is entitled to dismiss the agreement and request Party A to return the patent, and Party A shall voluntarily bear the damages of 10% of the net profits of the product. (The amount of the damages shall be fully applicable to both parties, and is not subject to legitimate adjustment by dispute settlement authorities.) Necessary costs incurred from account auditing shall be borne by Party B.

4. If Party B breaches the agreement and discloses the contents of its patented technology in violation of the following confidentiality clauses, and thus gives rise to losses to Party A, Party A shall have the right to bring legal actions at its own expense.

VI. Confidentiality

1. All materials, special techniques, and planning and design of the project provided by Party B to Party A shall be kept strictly confidential and shall only be used within the business scope of Party A under the framework of the cooperation and shall not be disclosed to any third party.

2. Party B and the R&D team of Party A will sign the confidentiality agreement with Party A, to ensure that the confidential information and special techniques that they are exposed to when they are employed and engaged in the R&D shall be kept confidential. The confidentiality fee is included in their salaries and dividends.

3. All materials related to the project and funds provided by both parties, including capital operation plans, financial and fiscal information, customer lists, business operation decisions, project design, capital financing, technical statistics and business proposals of the project, shall be kept confidential.

4. Any act of providing confidential information to a third party directly, indirectly, orally, or in writing without the written consent of both parties shall be deemed as disclosure.

VII. Duration for Cooperation

Both parties agree to have permanent development and cooperation.

VIII. Others

1. In the event of any dispute arising from carrying out the agreement, the parties may settle the dispute through friendly negotiations. If failed, the parties may lodge a lawsuit to the people’s court with jurisdiction over the place where the agreement was signed.

2. In case of any infringement by a third party during the cooperation between the parties, Party A shall take the responsibility for defending their legal rights, and any expenditure or compensation incurred therefrom should be jointly shared by the parties according to the profit distribution ratio. If Party A fails to actively exercise the rights to defend their legal rights, Party B, in accordance with this agreement, may directly initiate the claim procedure to defend its rights as the subject of litigation. In this case, all costs incurred therefrom (including litigation fees, maintenance costs, counsel fees, guarantee deposits for the maintenance, appraisal fees) are equally shared by the parties (50% for each), and compensations obtained upon the claim are equally owned by the parties (50% for each).

3. In the process of cooperation, if any of the products is suspected of infringing on the patent of any third party, both parties shall actively respond to the issue. Relevant costs and risks shall be shared by both parties according to the profit distribution ratio.

4. Party B designates Zhong Jiang as its sole and irrevocable special authorized representative, responsible for matters of signing and performing the agreement. Meanwhile, the patent holder shall provide the Power of Attorney.

5. Both parties to the agreement shall fulfill their respective obligations by the agreement and by law. Any party who violates the agreement shall assume corresponding liability for breach and damages, and additionally, shall cover all costs of the other party on defending its rights, including but not limited to litigation/arbitration fees, maintenance fees, guarantee deposits for the maintenance, counsel fees, investigation and evidence collection fees, travel expenses, etc.

6. For any matter not covered in this agreement, the parties may reach supplementary agreements, with equal legal effectiveness with this agreement.

7. This agreement is made in duplicate, one for each party.

8. This agreement shall come into force upon signing or sealing by both parties.

Party A:

Jiangsu Huadong Medical Equipment Business Co., Ltd.

Jiangsu Huadong Medical Equipment Business Co., Ltd.

(Seal)

Representative: Liu Yongjun

(Signature)

Address: Touqiao Town, Guangling District, Yangzhou City, Jiangsu Province

Email:

Wechat Number:

Date:

Party B: Zhong Jiang (Signature) Representative: Address: Email: Wechat Number: Date: 18 August, 2020

Place of Signature: Jing’an District, Shanghai

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